UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2008 (December 4, 2008)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-30109 (Commission File Number)	74-2747608 (I.R.S. Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS (Address of principal executive offices)	78727 (Zip Code)
(512) 219-8020
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Adoption of Luminex Corporation 2008 Long Term Incentive Plan.
     On December 4, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Luminex Corporation (“Luminex”) recommended, and the Board adopted, the Luminex Corporation 2008 Long Term Incentive Plan (the “LTIP”) and the form of Restricted Share Unit Award Agreement to be granted from time to time thereunder (the “RSU Agreement”). The LTIP is intended to encourage and reward superior long-term performance from certain executive officers, as determined by the Committee (“Participants”). Awards under the LTIP are to be granted by the Committee in the form of Restricted Share Units (“RSUs”) and are to be treated as Performance Awards under the Luminex Corporation 2006 Equity Incentive Plan (the “2006 Plan”).
     Grants of RSUs under the LTIP shall initially be unvested and represent the maximum amount of shares that Participants may receive under the LTIP, assuming achievement of the maximum level of performance goals established for the grant, and subject to adjustment for certain transactions and other non-recurring events that may affect Luminex or its financial performance. As indicated below, Patrick J. Balthrop, Luminex’s President and Chief Executive Officer, was granted an unvested RSU under the LTIP for 102,564 shares of Luminex Common Stock, and Douglas C. Bryant, Luminex’s Executive Vice President and Chief Operating Officer, was granted an unvested RSU under the LTIP for 76,923 shares of Luminex Common Stock. Partial or complete vesting of the RSUs shall be dependent upon the continued employment of the Participant and the achievement of certain performance goals, established by the Committee at the time of grant, during the performance period extending from the date of grant through December 31, 2010. The Committee, in its sole discretion, shall determine whether and to what extent performance goals have been achieved under outstanding awards on or before March 15, 2011 (the “Determination Date”). In the event that a Participant achieves less than the maximum level of the performance goals, the total number of shares represented by such RSU shall be reduced to reflect where actual performance lies in the range of performance goals and weighted aggregate corresponding payout opportunities established for the grant, including to 37,296 and 27,972 shares for Messrs. Balthrop and Bryant, respectively, if “target” performance is achieved, 22,382 and 16,783 shares, respectively, in the event that minimum threshold goals are achieved, and zero shares in the event that minimum threshold goals are not achieved. Calculation of shares between threshold and maximum performance shall be determined based on straight-line interpolation. Vesting of the RSU (after giving effect to the adjustment above) shall occur as follows: 50% on the Determination Date, and 50% on December 31, 2012. The Committee reserves the right to make certain adjustments to awards under the LTIP from time to time, in its sole discretion, to accommodate for certain unusual or nonrecurring events, or to avoid unwarranted penalties or windfalls for Participants.
     If a Change in Control occurs (as defined in the 2006 Plan) prior to the end of the performance period, performance criteria (as adjusted appropriately and proportionately for such shorter period) will be measured as of the effective date of the Change in Control. The resulting number of RSUs shall be reduced by a factor of 0.6667 if the Change in Control occurs in 2008 or by 0.3333 if the Change in Control occurs in 2009, and shall automatically vest. If a Change in Control occurs after the end of the performance period, all outstanding RSUs as to which the restricted period has not already terminated shall automatically vest.
     In the event that any settlement of RSUs causes the aggregate payments or benefits to be made or afforded to the Participant under the RSU agreement, together with any other payments or benefits received or to be received by the Participant, in connection with a Change in Control to exceed one hundred ten percent (110%) of the maximum amount permitted under the Code to be received without incurring an excise tax, then Luminex shall pay to the Participant an additional amount, in cash, necessary to reimburse the Participant on an after-tax basis, for any excise tax payable by the Participant, as further described in the form of RSU agreement.
     The preceding description of the LTIP and RSU Agreement is qualified in its entirety by reference to the full text of the LTIP and RSU Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and which are incorporated herein by reference.
     Grants under Luminex Corporation 2008 Long Term Incentive Plan.
     On December 4, 2008, the Committee granted the following awards under the LTIP to the following executive officers of Luminex: Patrick J. Balthrop, Luminex’s President and Chief Executive Officer, was granted an unvested RSU for 102,564 shares of Luminex Common Stock, and Douglas C. Bryant, Luminex’s Executive Vice President and Chief Operating Officer, was granted an unvested RSU for 76,923 shares of Luminex Common Stock. Performance goals were established in connection with these awards as follows:
•	Performance goals under the grants are based on the following components, with the following weights given to each: 50% on the trading price of Luminex Common Stock at the end of the performance period (the “Trading Price Goal”); and, 50% on Luminex’s operating cash flows per diluted share at the end of the performance period (the “Operating Cash Flow Goal”), each as described more fully below and in the LTIP.

•	Partial or complete achievement of the Trading Price Goal is dependent upon the average closing price of Luminex’s Common Stock for the twenty consecutive trading days ending December 31, 2010, inclusive, subject to certain adjustments as described in the LTIP. Each of Mr. Balthrop and Mr. Bryant was assigned a range of trading price targets as follows: a minimum threshold of $24.79 per share, a target of $28.17 per share, and a maximum goal of $44.73 per share.
•	Partial or complete achievement of the Operating Cash Flow Goal is dependent upon the average quarterly “total operating cash flows” per diluted share (as defined in the LTIP) for the four quarters ended December 31, 2010 (“Average CFPS”), as further described in the LTIP. “Total operating cash flows” means Luminex’s GAAP net cash provided by operating activities as shown on its financial statements for the 12 month period ended December 31, 2010, as further described in the LTIP. Each of Mr. Balthrop and Mr. Bryant was assigned a range of Average CFPS targets as follows: a minimum threshold of $0.101 per share, a target of $0.111 per share, and a maximum goal of $0.157 per share.
     The preceding description of the awards to Messrs. Balthrop and Bryant is qualified in its entirety by reference to the full text of the LTIP and RSU Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and which are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Luminex Corporation 2008 Long Term Incentive Plan
10.2	Form of Restricted Share Unit Award Agreement for Awards under the Luminex Corporation 2008 Long Term Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2008	LUMINEX CORPORATION
	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Luminex Corporation 2008 Long Term Incentive Plan
10.2	Form of Restricted Share Unit Award Agreement for Awards under the Luminex Corporation 2008 Long Term Incentive Plan